Exhibit 99.1

Press Release For immediate release Matt Seitz, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2022 Financial Results
Atlanta - February 21, 2023 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2022.(1)
•Net income per common share of $0.84 compared to net loss of $2.78 in Q3 2022
•Earnings available for distribution per common share(2) of $1.46 compared to $1.39 in Q3 2022
•Common stock dividend of $0.65 per common share, unchanged from Q3 2022
•Book value per common share(3) of $12.79 compared to $12.80 at Q3 2022
•Economic return(4) of 5.0% compared to (16.8)% in Q3 2022

Update from John Anzalone, Chief Executive Officer

“The environment for Agency residential mortgage-backed securities (“Agency RMBS”) remained turbulent during the fourth quarter, as interest rate volatility persisted at a historically elevated level. Book value per common share finished largely unchanged for the quarter at $12.79 and has increased in 2023 primarily due to improved Agency RMBS valuations.

“Earnings available for distribution for the fourth quarter improved to $1.46 per common share as we continued to rotate the portfolio into higher yielding Agency RMBS. Attractive spreads on our target assets, along with favorable funding and a relatively low-cost legacy swap portfolio, continued to support the earnings power of the portfolio.

“The change in book value, combined with our $0.65 dividend, resulted in an economic return of 5.0% for the quarter. Our debt-to-equity ratio increased modestly to 5.3x and our economic debt-to-equity ratio(2) remained unchanged at 5.3x. At the end of the quarter, substantially all of our $4.8 billion investment portfolio, including to-be-announced securities forward contracts (“TBAs”), was invested in Agency RMBS, and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $528 million.

“While further changes in monetary policy by the Federal Reserve may bring challenges in the coming months, we believe that a potential reduction in interest rate volatility combined with compelling valuations and favorable funding conditions will support an attractive investment environment for Agency RMBS in 2023.”

(1) For all periods presented in this press release, common share and per common share amounts have been adjusted on a retroactive basis to reflect the Company's one-for-ten reverse stock split, which was effected following the close of business on June 3, 2022.
(2) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and economic debt-to-equity ratio are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock ($113.4 million) and Series C Preferred Stock ($195.4 million), divided by total common shares outstanding.
(4) Economic return for the quarter ended December 31, 2022 is defined as the change in book value per common share from September 30, 2022 to December 31, 2022 of $(0.01); plus dividends declared of $0.65 per common share; divided by the September 30, 2022 book value per common share of $12.80. Economic return for the quarter ended September 30, 2022 is defined as the change in book value per common share from June 30, 2022 to September 30, 2022 of $(3.36); plus dividends declared of $0.65 per common share; divided by the June 30, 2022 book value per common share of $16.16.

1

Key performance indicators for the quarters ended December 31, 2022 and September 30, 2022 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘22		Q3 ‘22		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$4,347.4		$4,568.9		($221.5)
Average borrowings	$3,828.2		$3,907.7		($79.5)
Average stockholders' equity (1)	$835.5		$883.9		($48.4)

U.S. GAAP Financial Measures
Total interest income	$58.1		$49.7		$8.4
Total interest expense	$32.2		$18.0		$14.2
Net interest income	$25.9		$31.7		($5.8)
Total expenses	$5.0		$5.9		($0.9)
Net income (loss) attributable to common stockholders	$30.6		($94.6)		$125.2

Average earning asset yields	5.34%		4.35%		0.99%
Average cost of funds	3.36%		1.84%		1.52%
Average net interest rate margin	1.98%		2.51%		(0.53%)

Period-end weighted average asset yields (2)	5.35%		4.77%		0.58%
Period-end weighted average cost of funds	4.24%		3.27%		0.97%
Period-end weighted average net interest rate margin	1.11%		1.50%		(0.39%)

Book value per common share (3)	$12.79		$12.80		($0.01)
Earnings (loss) per common share (basic)	$0.84		($2.78)		$3.62
Earnings (loss) per common share (diluted)	$0.84		($2.78)		$3.62
Debt-to-equity ratio	5.3	x	5.1	x	0.2	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$53.3		$47.4		$5.9
Effective interest expense	($4.8)		($7.3)		$2.5
Effective net interest income	$62.9		$57.0		$5.9

Effective cost of funds	(0.51%)		(0.75%)		0.24%
Effective interest rate margin	5.85%		5.10%		0.75%

Earnings available for distribution per common share	$1.46		$1.39		$0.07
Economic debt-to-equity ratio	5.3	x	5.3	x	0.0	x
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock ($113.4 million) and Series C Preferred Stock ($195.4 million), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share) total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Financial Summary
Net income attributable to common stockholders for the fourth quarter of 2022 was $30.6 million compared to a net loss of $94.6 million for the third quarter of 2022. The change was primarily driven by a $10.8 million net gain on investments in the fourth quarter compared to a $260.8 million net loss on investments in the third quarter, a $4.9 million net gain on derivatives in the fourth quarter compared to a $133.5 million net gain on derivatives in the third quarter and a $12.7 million gain on the repurchase and retirement of preferred stock in the third quarter. The Company earned $25.9 million of net interest income in the fourth quarter compared to $31.7 million in the third quarter.
Earnings available for distribution increased to $53.3 million for the fourth quarter of 2022 compared to $47.4 million for the third quarter of 2022 primarily due to a $5.9 million increase in effective net interest income. Earnings available for distribution per common share increased $0.07 for the fourth quarter compared to the third quarter driven by the Company's continued rotation into higher yielding Agency RMBS.
Book value per common share for the fourth quarter of 2022 decreased $0.01 to $12.79 as interest rate and Agency RMBS valuation volatility remained elevated during the quarter. Agency RMBS valuations rebounded after a steep decline in October to end the quarter largely unchanged. Book value is estimated to be between $13.06 and $13.60 per common share as of February 10, 2023.
Total average earning assets were $4.3 billion in the fourth quarter of 2022, down from $4.6 billion in the third quarter of 2022. Total average borrowings were $3.8 billion in the fourth quarter, down from $3.9 billion in the third quarter. The Company reduced assets and borrowings in the latter half of the third quarter and beginning of the fourth quarter given its expectations that persistently elevated market volatility due to the Federal Reserve's acceleration of monetary policy tightening could result in lower valuations on the Company's assets. As market volatility reached its recent peak in October and began to decline, the Company increased its assets and borrowings in the latter half of the fourth quarter.
Average net interest rate margin decreased 53 basis points to 1.98% in the fourth quarter of 2022 compared to the third quarter of 2022. Average earning asset yields increased 99 basis points to 5.34% in the fourth quarter compared to the third quarter primarily due to the Company's rotation into higher yielding Agency RMBS. Average cost of funds increased 152 basis points to 3.36% in the fourth quarter compared to the third quarter reflecting increases in the Federal Funds target interest rate. Effective interest rate margin, which includes the impact of contractual net interest income on the Company’s interest rate swaps and excludes the impact of amortization of net deferred gains on de-designated interest rate swaps, increased by 75 basis points to 5.85% in the fourth quarter compared to the third quarter.
The Company's debt-to-equity ratio was 5.3x as of December 31, 2022 compared to 5.1x as of September 30, 2022, and its economic debt-to-equity ratio was 5.3x as of December 31, 2022 and September 30, 2022. The Company’s debt-to-equity ratio increased modestly given the rotation from TBA investments to specified pool Agency RMBS funded via repurchase agreements.
Total expenses for the fourth quarter of 2022 were approximately $5.0 million compared to $5.9 million in the third quarter of 2022. The ratio of annualized total expenses to average stockholders' equity(1) decreased to 2.41% in the fourth quarter from 2.65% in the third quarter primarily due to a reduction in management fees attributable to a lower stockholders' equity base. The Company sold 3.4 million shares of common stock for net proceeds of $43.0 million during the fourth quarter through its at-the-market program.
As previously announced on December 19, 2022, the Company declared a common stock dividend of $0.65 per share paid on January 27, 2023 to its stockholders of record as of January 9, 2023. The Company declared the following dividends on February 17, 2023: a Series B Preferred Stock dividend of $0.4844 per share and a Series C Preferred Stock dividend of $0.46875 per share payable on March 27, 2023 to its stockholders of record on March 5, 2023.

(1) The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

3

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, February 22, 2023, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 8, 2023 by calling:

888-282-0031 (North America) or 1-203-369-3601 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

4

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)
Interest income
Mortgage-backed and other securities	57,877	49,058	42,331	192,566	167,056
Commercial loan	179	670	525	1,947	2,146
Total interest income	58,056	49,728	42,856	194,513	169,202
Interest expense
Repurchase agreements (1)	32,201	18,008	(3,181)	51,560	(11,290)
Total interest expense	32,201	18,008	(3,181)	51,560	(11,290)
Net interest income	25,855	31,720	46,037	142,953	180,492

Other income (loss)
Gain (loss) on investments, net	10,762	(260,837)	(90,442)	(1,079,339)	(366,509)
(Increase) decrease in provision for credit losses	—	—	—	—	1,768
Equity in earnings (losses) of unconsolidated ventures	(120)	(6)	289	(407)	870
Gain (loss) on derivative instruments, net	4,856	133,549	(13,348)	559,007	122,611
Other investment income (loss), net	142	—	—	186	1
Total other income (loss)	15,640	(127,294)	(103,501)	(520,553)	(241,259)
Expenses
Management fee – related party	3,177	3,836	5,309	16,906	21,080
General and administrative	1,857	2,018	1,874	8,418	8,153
Total expenses	5,034	5,854	7,183	25,324	29,233
Net income (loss)	36,461	(101,428)	(64,647)	(402,924)	(90,000)
Dividends to preferred stockholders	(5,862)	(5,862)	(8,394)	(28,218)	(37,795)
Gain on repurchase and retirement of preferred stock	—	12,688	—	14,179	—
Issuance and redemption costs of redeemed preferred stock	—	—	—	—	(4,682)
Net income (loss) attributable to common stockholders	30,599	(94,602)	(73,041)	(416,963)	(132,477)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.84	(2.78)	(2.30)	(12.21)	(4.82)
Diluted	0.84	(2.78)	(2.30)	(12.21)	(4.82)
(1)Periods with negative interest expense on repurchase agreements are due to amortization of net deferred gains on de-designated interest rate swaps that exceeds current period interest expense on repurchase agreements. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
$ in thousands	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	36,461	(101,428)	(64,647)	(402,924)	(90,000)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(791)	(1,243)	(907)	(6,280)	756
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(4,855)	(4,855)	(5,602)	(19,708)	(22,000)
Currency translation adjustments on investment in unconsolidated venture	(103)	(141)	(239)	(537)	(75)
Total other comprehensive income (loss)	(5,749)	(6,239)	(6,748)	(26,525)	(21,319)
Comprehensive income (loss)	30,712	(107,667)	(71,395)	(429,449)	(111,319)
Dividends to preferred stockholders	(5,862)	(5,862)	(8,394)	(28,218)	(37,795)
Gain on repurchase and retirement of preferred stock	—	12,688	—	14,179	—
Issuance and redemption costs of redeemed preferred stock	—	—	—	—	(4,682)
Comprehensive income (loss) attributable to common stockholders	24,850	(100,841)	(79,789)	(443,488)	(153,796)

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2022	December 31, 2021
$ in thousands, except share amounts
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $4,439,583 and $7,326,175, respectively	4,791,893	7,804,259
Cash and cash equivalents	175,535	357,134
Restricted cash	103,246	219,918
Due from counterparties	1,584	7,985
Investment related receivable	22,744	16,766
Derivative assets, at fair value	662	270
Other assets	1,731	37,509
Total assets	5,097,395	8,443,841
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,234,823	6,987,834
Derivative liabilities, at fair value	2,079	14,356
Dividends payable	25,162	29,689
Accrued interest payable	20,546	1,171
Collateral held payable	4,892	280
Accounts payable and accrued expenses	1,365	1,887
Due to affiliate	4,453	6,489
Total liabilities	4,293,320	7,041,706
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 4,537,634 and 6,200,000 shares issued and outstanding, respectively ($113,441 and $155,000 aggregate liquidation preference, respectively)	109,679	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,816,470 and 11,500,000 shares issued and outstanding, respectively ($195,412 and $287,500 aggregate liquidation preference, respectively)	189,028	278,108
Common Stock, par value $0.01 per share; 67,000,000 and 450,000,000 shares authorized, respectively; 38,710,916 and 32,987,478 shares issued and outstanding, respectively	387	330
Additional paid in capital	3,901,562	3,819,375
Accumulated other comprehensive income	10,761	37,286
Retained earnings (distributions in excess of earnings)	(3,407,342)	(2,882,824)
Total stockholders’ equity	804,075	1,402,135
Total liabilities and stockholders' equity	5,097,395	8,443,841
(1)See Note 14 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

7

Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; (gain) loss on foreign currency transactions, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

8

Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Years Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	30,599	(94,602)	(73,041)	(416,963)	(132,477)
Adjustments:
(Gain) loss on investments, net	(10,762)	260,837	90,442	1,079,339	366,509
Realized (gain) loss on derivative instruments, net(1)	28,072	(62,877)	8,239	(459,466)	(156,157)
Unrealized (gain) loss on derivative instruments, net(1)	8,949	(40,527)	2,602	(12,669)	17,743
TBA dollar roll income(2)	1,428	2,159	10,517	28,843	40,058
Gain on repurchase and retirement of preferred stock	—	(12,688)	—	(14,179)	—
(Gain) loss on foreign currency transactions, net(3)	(142)	—	—	(186)	(1)
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	(4,855)	(4,855)	(5,602)	(19,708)	(22,000)
Subtotal	22,690	142,049	106,198	601,974	246,152
Earnings available for distribution	53,289	47,447	33,157	185,011	113,675
Basic income (loss) per common share	0.84	(2.78)	(2.30)	(12.21)	(4.82)
Earnings available for distribution per common share(5)	1.46	1.39	1.04	5.42	4.13

(1) U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
$ in thousands
Realized gain (loss) on derivative instruments, net	(28,072)	62,877	(8,239)	459,466	156,157
Unrealized gain (loss) on derivative instruments, net	(8,949)	40,527	(2,602)	12,669	(17,743)
Contractual net interest income (expense) on interest rate swaps	41,877	30,145	(2,507)	86,872	(15,803)
Gain (loss) on derivative instruments, net	4,856	133,549	(13,348)	559,007	122,611

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's consolidated statements of operations.

(3)     Gain (loss) on foreign currency transactions, net is included in other investment income (loss) net on the consolidated statements of operations.

9

(4)    U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
$ in thousands
Interest expense on repurchase agreement borrowings	37,056	22,863	2,421	71,268	10,710
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,855)	(4,855)	(5,602)	(19,708)	(22,000)
Repurchase agreements interest expense	32,201	18,008	(3,181)	51,560	(11,290)

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Effective net interest income (1)	62,877	57,010	37,928	210,117	142,689
TBA dollar roll income	1,428	2,159	10,517	28,843	40,058
Equity in earnings (losses) of unconsolidated ventures	(120)	(6)	289	(407)	870
(Increase) decrease in provision for credit losses	—	—	—	—	1,768
Total expenses	(5,034)	(5,854)	(7,183)	(25,324)	(29,233)
Subtotal	59,151	53,309	41,551	213,229	156,152
Dividends to preferred stockholders	(5,862)	(5,862)	(8,394)	(28,218)	(37,795)
Issuance and redemption costs of redeemed preferred stock	—	—	—	—	(4,682)
Earnings available for distribution	53,289	47,447	33,157	185,011	113,675
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.
Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

10

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	December 31, 2022		September 30, 2022		December 31, 2021
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	32,201	3.36%	18,008	1.84%	(3,181)	(0.17)%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	4,855	0.51%	4,855	0.50%	5,602	0.30%
Add (less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(41,877)	(4.38)%	(30,145)	(3.09)%	2,507	0.13%
Effective interest expense	(4,821)	(0.51)%	(7,282)	(0.75)%	4,928	0.26%

	Years Ended December 31,
	2022		2021
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	51,560	1.15%	(11,290)	(0.14)%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	19,708	0.44%	22,000	0.28%
Add (less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(86,872)	(1.93)%	15,803	0.20%
Effective interest expense	(15,604)	(0.34)%	26,513	0.34%

11

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	December 31, 2022		September 30, 2022		December 31, 2021
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	25,855	1.98%	31,720	2.51%	46,037	2.22%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,855)	(0.51)%	(4,855)	(0.50)%	(5,602)	(0.30)%
Add (less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	41,877	4.38%	30,145	3.09%	(2,507)	(0.13)%
Effective net interest income	62,877	5.85%	57,010	5.10%	37,928	1.79%

	Years Ended December 31,
	2022		2021
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	142,953	2.64%	180,492	2.06%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(19,708)	(0.44)%	(22,000)	(0.28)%
Add (less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	86,872	1.93%	(15,803)	(0.20)%
Effective net interest income	210,117	4.13%	142,689	1.58%

12

Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of December 31, 2022 and September 30, 2022. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
December 31, 2022

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	4,746,693	45,200	4,791,893
Cash and cash equivalents (2)	175,535	—	175,535
Restricted cash (3)	103,246	—	103,246
Derivative assets, at fair value (3)	662	—	662
Other assets	25,252	807	26,059
Total assets	5,051,388	46,007	5,097,395

Repurchase agreements	4,234,823	—	4,234,823
Derivative liabilities, at fair value (3)	2,079	—	2,079
Other liabilities	53,980	2,438	56,418
Total liabilities	4,290,882	2,438	4,293,320

Total stockholders' equity (allocated)	760,506	43,569	804,075
Debt-to-equity ratio (4)	5.6	—	5.3
Economic debt-to-equity ratio (5)	5.6	—	5.3
(1)Investments in non-Agency CMBS, non-Agency RMBS and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of repurchase agreements and TBAs at implied cost basis ($1.4 million as of December 31, 2022) to total stockholders' equity.

13

September 30, 2022

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	4,312,131	44,860	4,356,991
Cash and cash equivalents (2)	163,590	—	163,590
Restricted cash (3)	100,775	—	100,775
Derivative assets, at fair value (3)	11,161	66	11,227
Other assets	25,516	27,606	53,122
Total assets	4,613,173	72,532	4,685,705

Repurchase agreements	3,887,291	—	3,887,291
Derivative liabilities, at fair value (3)	3,695	—	3,695
Other liabilities	30,754	2,756	33,510
Total liabilities	3,921,740	2,756	3,924,496

Total stockholders' equity (allocated)	691,433	69,776	761,209
Debt-to-equity ratio (4)	5.6	—	5.1
Economic debt-to-equity ratio (5)	5.8	—	5.3
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($142.8 million as of September 30, 2022) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Average earning assets (1)	4,347,428	4,568,855	8,371,280	5,137,339	8,808,105
Average earning asset yields (2)	5.34%	4.35%	2.05%	3.79%	1.92%

Average borrowings (3)	3,828,223	3,907,724	7,441,461	4,495,581	7,892,617
Average cost of funds (4)	3.36%	1.84%	(0.17)%	1.15%	(0.14)%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

14